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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 15, 1997


                        Commission File Number: 0-22784


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                              GATEWAY 2000, INC.
            (Exact name of registrant as specified in its charter)


           Delaware                                     42-1249184
(State or other jurisdiction of                     (I.R.S. Employer I.D. No.)
incorporation or organization)

         610 Gateway Drive, North Sioux City, South Dakota 57049-2000
         (Address of Principal executive offices)          (Zip Code)

       Registrant's telephone number including area code: (605) 232-2000
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                     INFORMATION TO BE INCLUDED IN REPORT
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ITEM 5.   OTHER EVENTS.

     On May 15, 1997, Gateway 2000, Inc. (the "Company") announced a two-for-one stock split of its outstanding common stock, $.01 par value per share, to shareholders of record on June 2, 1997. The distribution, in the form of a share dividend, is expected occur on or about June 16, 1997.

     In addition, the Company also announced that its Board of Directors had authorized a stock repurchase program under which the Company may purchase up to 10 million shares (after the stock split) of common stock in open market or negotiated transactions. Shares repurchased will be available for issuance to employees under the Company's stock based employee share purchase and benefit plans.


                                  SIGNATURE
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Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                          FEDERAL-MOGUL CORPORATION


                        By: /s/ William M. Elliott
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                            William M. Elliott
                          Senior Vice President
                      General Counsel and Secretary

Dated as of May 27, 1997